Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Gretchen Dock	Timothy Dolan
Phase Forward	Integrated Corporate Relations
781-902-4413	617-956-6727
Gretchen.dock@phaseforward.com	timothy.dolan@icrinc.com

PHASE FORWARD REPORTS SECOND QUARTER 2007 RESULTS

•                  Revenue of $31.5 million increased 28% over prior year

•                  Non-GAAP operating income of $4.5 million increased 89% over prior year

Waltham, MA — July 24, 2007 — Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the second quarter of 2007.

Revenues for the second quarter of 2007 were $31.5 million, a 28% increase from $24.7 million in the second quarter of 2006.  Within total revenues, InForm™ license, application hosting and other related revenues were $22.8 million, an increase of 39% from $16.3 million in the prior year period, representing 72% of second quarter 2007 total revenues.

Bob Weiler, chief executive officer and president, remarked, “We are pleased with the company’s performance during the second quarter, which was highlighted by major customer wins, new and expanded partnerships with Contract Research Organizations (CROs), a breakthrough technology introduction and an increase in the level of competitive replacement activity.  We continue to be encouraged by the overall strength of market demand for electronic data capture (EDC) and safety solutions, which is reflected in our increased outlook for bookings in 2007.”

Weiler added, “During the second quarter, a top 10 pharmaceutical company expanded its adoption of our InForm™ EDC solution with a multi-year, multi-million dollar ASP commitment.  We believe the increasing adoption of EDC by the world’s largest pharmaceutical companies adds further pressure on other companies to make similar investments or risk being at a competitive disadvantage.  Phase Forward is benefiting from this trend due to our customer referenceability, proven scalability, global service and support infrastructure, as well as the breadth and depth of our products’ functionality.  In addition, our recently introduced Central Designer™ application can help customers shorten the EDC study design and build process more effectively, improving operational efficiencies and reducing the barriers to adoption for customers of all sizes.”

For the second quarter of 2007, GAAP income from operations was $3.2 million, compared to $1.6 million in the second quarter of 2006.  The company’s results in the second quarter of 2006 included $438,000 of expense for professional services which related to an acquisition opportunity the company chose not to pursue.  GAAP net income for the second quarter of 2007 was $4.3 million, or $0.11 per diluted share, compared to $1.9 million, or $0.05 per diluted share, in the second quarter of 2006.

For the second quarter of 2007, non-GAAP income from operations increased 89% from the prior year period to $4.5 million, resulting in a 14.4% non-GAAP operating margin.    Non-GAAP net income for the period was $5.6 million, or $0.14 per diluted share, compared to $2.7 million, or $0.07 per diluted share, in the second quarter of 2006.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the second quarter of 2007 and 2006.

Cash, cash equivalents and short-term investments were $179.4 million at the end of the second quarter, an increase of $97.6 million from $81.8 million at the end of the prior quarter.  The increase in cash was due primarily to $89.1 million, net of expenses, raised from the offering of common stock during the quarter, in addition to positive cash flow from operations of $11.2 million which was offset by capital expenditures of $3.0 million during the three months ended June 30, 2007.  Total deferred revenue was $61.5 million at the end of the quarter, down 1% sequentially and up 27% on a year-over-year basis.

Business Highlights

•                  A top 10 pharmaceutical company signed a multi-year, multi-million dollar ASP commitment for the use of Phase Forward’s InForm EDC solution.

•                  Phase Forward continued to make progress executing against its strategy to broaden and deepen its relationships with CROs.  During the quarter, the company expanded its relationships with ICON, PharmaLink and PPD, while establishing new relationships with Averion International and Symbios Clinical.

•                  During the second quarter, ICON purchased a multi-year enterprise license for the internal use of Phase Forward’s InForm EDC solution.  This purchase expands Phase Forward’s relationship with ICON following ICON’s selection of InForm for EDC in the first quarter of 2007.

•                  During the second quarter, the company announced the release of Central Designer, a next-generation clinical study design application. This new product leverages advanced functionality to streamline the study development process, facilitate extensive component reuse, enable global collaboration and workflow across teams, and enable the incorporation of standards. This helps lower barriers to adoption and rapid scale-up of EDC for companies of all sizes.

•                  Safety solutions continued to gain traction in the second quarter as evidenced by deals for Web Submission Data Manager (WebSDM™) from Cephalon and Genzyme, Signal Management with AstraZeneca and Clintrace deals from Chang Gung University and Egis Pharmaceutical.

•                  During the second quarter, the company announced a new Submission Checking Service offering based on its WebSDM application. Developed under a Cooperative Research and Development Agreement with the FDA, WebSDM gives organizations a means for testing FDA submissions for compliance with the Clinical Data Interchange Standards Consortium’s (CDISC) Study Data Tabulation Model (SDTM) standard for human clinical trials before they submit to the FDA.

•                  Phase Forward completed a public offering of 6,325,000 shares of its common stock at a price of $15.00 per share, raising $89.1 million, net of expenses.

Financial Outlook

The following statements are based on current expectations as of the date of this press release and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in the company’s public filings made with the Securities and Exchange Commission, or other factors.

For the third quarter of 2007, the company expects revenues to be between $33.2 and $34.0 million.  The company expects non-GAAP operating income to be between $4.6 and $5.0 million, with non-GAAP EPS between $0.14 and $0.15.  GAAP EPS is expected to be between $0.11 and $0.12, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.

For the full year 2007, the company expects revenues to be between $129 and $131 million and bookings to be between $150 and $160 million.  On a non-GAAP basis, operating income is expected to be between 14.5% and 15.0%, with non-GAAP EPS between $0.55 and $0.57. GAAP EPS is expected to be between $0.43 and $0.45, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.

Conference Call

The company plans to host its investor conference call today at 5:00 pm EST to discuss its financial results for the second quarter 2007 and its outlook for the third quarter of and full year 2007. The investor conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-713-4215 and the international dial-in is 617-213-4867. The access code is 95430759. Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for replay until Friday, August 31, 2007 on the “Investors” page of Phase Forward’s website.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Clintrace™) and applied data standards (WebSDM™). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 250 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, or FDA, GlaxoSmithKline, Harvard Clinical Research Institute, Merck & Co., Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec, and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenues:
License	$9,383	$11,469	$18,408	$22,505
Service	15,339	20,065	29,930	39,113
Total revenues	24,722	31,534	48,338	61,618
Costs of revenues:
License	597	529	1,303	1,134
Service(1)	9,007	12,359	17,902	23,886
Total cost of revenues	9,604	12,888	19,205	25,020
Gross margin:
License	8,786	10,940	17,105	21,371
Service	6,332	7,706	12,028	15,227
Total gross margin	15,118	18,646	29,133	36,598

Operating expenses:
Sales and marketing(1)	5,184	5,775	9,421	11,222
Research and development(1)	3,860	4,922	7,484	9,554
General and administrative(1)	4,448	4,787	8,587	9,425
Total operating expenses	13,492	15,484	25,492	30,201

Income from operations	1,626	3,162	3,641	6,397
Other income (expense):
Interest income	679	1,532	1,275	2,396
Other, net	—	4	(64)	(62)
Total other income	679	1,536	1,211	2,334

Income before provision for income taxes	2,305	4,698	4,852	8,731
Provision for income taxes	417	370	878	922
Net income	$1,888	$4,328	$3,974	$7,809

Net income per share applicable to common stockholders:
Basic	$0.06	$0.12	$0.12	$0.22
Diluted	$0.05	$0.11	$0.11	$0.21

Weighted average number of common shares used in net income per share calculations:
Basic	34,256	36,991	34,006	35,815
Diluted	35,933	38,997	35,587	37,727

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$49	$118	$93	$228
Sales and marketing	98	203	208	369
Research and development	67	179	127	335
General and administrative	345	665	587	1,265
Total stock-based compensation expense	$559	$1,165	$1,015	$2,197

Phase Forward Incorporated and Subsidiaries

Tables of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Reconciliation of GAAP to Non-GAAP income from operations:
GAAP income from operations	$1,626	$3,162	$3,641	$6,397
Stock-based compensation expense	559	1,165	1,015	2,197
Amortization of intangible assets	218	218	435	435
Non-GAAP income from operations	$2,403	$4,545	$5,091	$9,029

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Reconciliation of GAAP to Non-GAAP net income and net income per share applicable to common stockholders:
GAAP net income	$1,888	$4,328	$3,974	$7,809
Stock-based compensation expense, net of tax	559	1,073	1,015	1,965
Amortization of intangible assets, net of tax	218	201	435	389
Non-GAAP net income	$2,665	$5,602	$5,424	$10,163

GAAP net income per share applicable to common stockholders:
Diluted	$0.05	$0.11	$0.11	$0.21

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.07	$0.14	$0.15	$0.27

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	June 30,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$42,169	$145,468
Short-term investments	27,466	33,924
Accounts receivable, net of allowance of $384 and $477 in 2006 and 2007, respectively	29,652	26,030
Deferred set up costs, current portion	1,649	1,907
Prepaid commissions and royalties, current portion	3,570	4,157
Prepaid expenses and other current assets	2,972	3,576
Deferred income taxes	5,158	5,173
Total current assets	112,636	220,235

Property and equipment, net	8,561	11,945
Deferred set up costs, net of current portion	1,000	1,251
Prepaid commissions and royalties, net of current portion	2,670	3,077
Intangible assets, net of accumulated amortization of $1,176 and $1,611 in 2006 and 2007, respectively	2,724	2,289
Goodwill	27,820	27,505
Deferred income taxes	4,988	4,735
Other assets	252	243
Total assets	$160,651	$271,280

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,893	$3,260
Accrued expenses	14,183	13,493
Accrued earn-out	3,500	3,500
Deferred revenue, current portion	47,128	58,296
Deferred rent, current portion	352	387
Total current liabilities	68,056	78,936

Deferred revenues, net of current portion	3,527	3,179
Deferred rent, net of current portion	596	262
Other long-term liabilities	451	550
Total liabilities	72,630	82,927

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $.01 par value:
Authorized—100,000 shares
Issued—35,529 and 42,050 shares in 2006 and 2007, respectively	355	421
Additional paid-in capital	176,545	268,756
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive (loss) income	(72)	174
Accumulated deficit	(88,696)	(80,887)
Total stockholders’ equity	88,021	188,353

Total liabilities and stockholders’ equity	$160,651	$271,280

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2006	2007
Operating activities
Net income	$3,974	$7,809
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,525	3,172
Stock-based compensation	1,015	2,197
Loss on disposal of fixed assets	12	—
Foreign currency exchange loss	61	62
Provision for allowance for doubtful accounts	79	100
Deferred income taxes	(267)	(2,592)
Tax benefit related to exercise of options	(724)	—
Non-cash income tax expense	912	3,023
Amortization of premiums or discounts on short-term investments	(9)	40
Changes in assets and liabilities:
Accounts receivable	6,978	3,641
Deferred costs	(872)	(1,448)
Prepaid expenses and other current assets	432	(561)
Accounts payable	407	349
Accrued expenses	(2,126)	(629)
Accrued litigation settlement	(8,500)	—
Deferred revenue	1,776	11,043
Deferred rent	(375)	(293)
Net cash provided by operating activities	5,298	25,913

Investing activities
Proceeds from maturities of short-term investments	15,718	45,422
Purchase of short-term investments	(29,249)	(51,919)
Purchase of property and equipment	(2,530)	(6,105)
Payment on earn-out under acquisition	(2,000)	—
Increase in other assets	(79)	—
Net cash used in investing activities	(18,140)	(12,602)

Financing activities
Net proceeds from issuance of common stock	1,675	90,078
Tax benefit related to exercise of options	724	—
Net cash provided by financing activities	2,399	90,078
Effect of exchange rate changes on cash and cash equivalents	50	(90)
Net change in cash and cash equivalents	(10,393)	103,299
Cash and cash equivalents at beginning of period	51,779	42,169
Cash and cash equivalents at end of period	41,386	145,468
Short-term investments at end of period	22,347	33,924
Total cash, cash equivalents and short-term investments at end of period	$63,733	$179,392

SOURCE: Phase Forward Incorporated